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                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated August 6, 1999 included in this Registration Statement (Form N-1A Nos. 2-70428 and 811-3130) of Alliance International Fund.




                                             ERNST & YOUNG LLP


New York, New York
October 26, 1999





























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